UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 11, 2018, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), the closing of the Securities Exchange Agreement dated December 14, 2017, between the Company, HereLab, Inc., a Delaware corporation (“HereLab”), and the shareholders of HereLab (the “Exchange Agreement”) was held (the “Closing”).

Upon completion of the Closing, the Company issued an aggregate of 1,650,000 shares of its Common Stock on a pro rata basis to the two shareholders of HereLab, and HereLab became a wholly owned subsidiary of the Company.

Upon Closing, the Company filed Articles of Exchange with the State of Nevada. A copy of the Articles of Exchange is attached hereto as Exhibit 2.1.

Under the terms of the Exchange Agreement, HereLab has agreed to prepare and furnish audited financial statements in compliance with Item 9.01(a) of Form 8-K for filing by IIOT not later than 75 days following the Closing.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Closing, the Company issued an aggregate of 1,650,000 shares of its Common Stock (the “Shares”) to the shareholders of HereLab in exchange for all of the outstanding common shares of HereLab.

Each of the above shareholders delivered appropriate investment representations with respect to the Shares and consented to the imposition of restrictive legends upon the stock certificates representing the Shares. No shareholder entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each shareholder was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the share exchange transaction. These securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of these securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director and Officer

At the Closing, Patrick Phillips, the principal shareholder of HereLab, was appointed as Vice President of Product Management and a director of the Company and received 1,500,000 of the shares issued in the exchange transaction. The term of Mr. Phillips’ appointment is until the next annual meeting of shareholders or until his successor is duly elected and qualified. At this time, there are no plans to appoint Mr. Phillips to any committees. Mr. Phillips does not have a family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Besides the disclosure in Items 2.01 and 5.02 hereto, there is no disclosure to be provided pursuant to Item 404(a) of Regulation S-K relating to Mr. Phillips’ appointment as a director.

Item 8.01	Other Events.

On January 12, 2018, the Company issued a press release announcing the Closing of the Exchange Agreement.

The Press Release, furnished as Exhibit 99.1 to this Form 8-K, may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent reports filed by the Company with the Securities and Exchange Commission (the “Commission”). For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the Commission, through the issuance of press releases or by other methods of public disclosure.

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Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
2.1	Articles of Exchange
99.1	Press Release Dated January 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: January 12, 2018	By:	/s/ Giro DiBiase
Giro DiBiase, Chief Executive Officer

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